Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Arcadia Resources, Inc.
Indianapolis, Indiana
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 14, 2009, relating to the consolidated financial statements and schedules of Arcadia Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Troy, Michigan
July 31, 2009